UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96-98 Baker Street, First Floor, London, England W1U 6TJ

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 44 (0) 203 617 8739

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On December 4, 2014, Lightlake Therapeutics Inc. (the “Company”) issued a press release announcing that the Company has begun a trial designed to evaluate its intranasal naloxone application for opioid overdose. The trial is being conducted in partnership with the National Institute on Drug Abuse (“NIDA”), a part of the National Institutes of Health (“NIH”), a part of the U.S. Department of Health and Human Services.

Assuming favorable outcomes from this study, a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) is expected to be filed. The ultimate goals of Lightlake’s partnership with NIDA are to submit an NDA and receive approval from the FDA for Lightlake’s intranasal naloxone solution for the reversal of opioid overdoses, and bring it to market.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Lightlake Therapeutics Commences Trial for Treatment of Opioid Overdose with the U.S. National Institute on Drug Abuse (NIDA), dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2014

LIGHTLAKE THERAPEUTICS INC.

By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer and President